UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2015

__________

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

__________

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2015 the Board of Directors of the Company announced that Ms. Melissa Claassen was elected as a director of WD-40 Company.

Ms. Claassen currently serves as vice president, business unit finance for the adidas Group (XETRA: ADS) where she provides financial leadership and develops collaborative teams across different company divisions.  Ms. Claassen began her career at adidas Australia in 1996 and has held many financial leadership roles throughout various regional and operational divisions of the company including: management accountant, finance manager, group senior financial controller, controlling director China, chief financial officer of adidas Hong Kong and Taiwan and chief financial officer for Taylor Made-adidas Golf. Ms. Claassen currently lives and works in southern Germany.

Ms. Claassen was elected to fill a vacancy on the Board of Directors created by approval of a resolution to increase the authorized number of directors from eight to nine. Ms. Claassen has been appointed to serve as a member of the Corporate Governance Committee of the Board of Directors.

For her service as a director from the date of her election to the next annual meeting of stockholders, Ms. Claassen is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 15, 2013. Accordingly, Ms. Claassen has received a restricted stock unit (“RSU”) award covering 585 shares of the Company’s common stock, which has a fair market value of $51,427.35 as of the March 24, 2015 award grant date. The RSU award is fully vested and provides for the issuance of 585 shares of the Company’s common stock to Ms. Claassen following her termination of service as a director. Until issuance of the RSU shares, the RSUs awarded will be entitled to receive dividend equivalent payments with respect to the RSUs, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the WD-40 Directors’ Compensation Policy and Election Plan, Ms. Claassen is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $36,500. Ms. Claassen has elected to receive $19,000 of such base compensation in cash and the balance in the form of an RSU award. Such RSU award will be granted by the Company’s Board of Directors at its next meeting. The RSU award will have the same terms and conditions as the award described above.  As a member of the Corporate Governance Committee, Ms. Claassen will receive additional cash compensation of $4,000 for her service until the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 25, 2015	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer